                                                                   EXHIBIT 4.5















                               APACHE CORPORATION

                            1990 STOCK INCENTIVE PLAN

                   (AS AMENDED AND RESTATED FEBRUARY 10, 2000)















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                                TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         ----
Section 1 - Introduction ................................................................................1

         1.1      Establishment..........................................................................1
         1.2      Purposes...............................................................................1
         1.3      Effective Date.........................................................................1

Section 2 - Definitions..................................................................................1

         2.1      Definitions............................................................................1
         2.2      Gender and Number......................................................................3

Section 3 - Plan Administration..........................................................................3

Section 4 - Stock Subject to the Plan....................................................................3

         4.1      Number of Shares.......................................................................3
         4.2      Other Shares of Stock..................................................................4
         4.3      Adjustments for Stock Split, Stock Dividend, Etc.......................................4
         4.4      Dividend Payable in Stock of Another Corporation, Etc..................................4
         4.5      Other Changes in Stock.................................................................4
         4.6      Rights to Subscribe....................................................................5
         4.7      General Adjustment Rules...............................................................5
         4.8      Determination by the Committee, Etc....................................................5

Section 5 - Reorganization or Liquidation................................................................5

Section 6 - Participation................................................................................6

Section 7 - Stock Options................................................................................6

         7.1      Grant of Stock Options.................................................................6
         7.2      Stock Option Agreements................................................................7
         7.3      Shareholder Privileges................................................................11

Section 8 - Change in Control...........................................................................12

         8.1      In General............................................................................12
         8.2      Limitation on Payments................................................................12





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
         8.3      Definition............................................................................12

Section 9 - Rights of Employees; Participants...........................................................12

         9.1      Employment............................................................................12
         9.2      Nontransferability....................................................................13

Section 10 - General Restrictions.......................................................................13

         10.1     Investment Representations............................................................13
         10.2     Compliance with Securities Laws.......................................................13

Section 11 - Other Employee Benefits....................................................................14

Section 12 - Plan Amendment, Modification and Termination...............................................14

Section 13 - Withholding................................................................................14

         13.1     Withholding Requirement...............................................................14
         13.2     Satisfaction of Required Withholding..................................................14
         13.3     Excess Withholding....................................................................15
         13.4     Section 16 Requirements...............................................................15

Section 14 - Requirements of Law........................................................................16

         14.1     Requirements of Law...................................................................16
         14.2     Federal Securities Law Requirements...................................................16
         14.3     Governing Law.........................................................................16

Section 15 - Duration of the Plan.......................................................................16








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                               APACHE CORPORATION

                            1990 STOCK INCENTIVE PLAN


                                    SECTION 1

                                  INTRODUCTION

1.1 Establishment. Apache Corporation, a Delaware corporation (hereinafter referred to, together with its Affiliated Corporations (as defined in subsection 2.1(a)) as the "Company" except where the context otherwise requires), hereby establishes the Apache Corporation 1990 Stock Incentive Plan (the "Plan") for certain key employees of the Company. The Plan permits the grant of stock options to certain key employees of the Company.

1.2 Purposes. The purposes of the Plan are to provide the key management employees selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of the key management employees is more closely aligned with the income of the Company's shareholders. The Plan is also designed to attract key employees and to retain and motivate participating employees by providing an opportunity for investment in the Company.

1.3 Effective Date. The Effective Date of the Plan (the "Effective Date") shall be September 19, 1990. This Plan and each option granted hereunder is conditioned on and shall be of no force or effect until approval of the Plan by the holders of the shares of voting stock of the Company unless the Company, on the advice of counsel, determines that shareholder approval is not necessary.

                                    SECTION 2

                                   DEFINITIONS

2.1 Definitions. The following terms shall have the meanings set forth below:

    (a) "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) which is affiliated with Apache Corporation through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) of the Internal Revenue Code.






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    (b) "Board" means the Board of Directors of the Company.

    (c) "Committee" means the Stock Option Plan Committee of the Board which is empowered hereunder to take actions in the administration of the Plan. The Committee shall be constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

    (d) "Deferred Delivery Plan" means the Company's Deferred Delivery Plan, effective as of February 10, 2000 and as it may be amended from time to time, or any successor plan.

    (e) "Depositary Shares" means the Depositary shares representing the Company's preferred stock convertible into Stock.

    (f) "Effective Date" means the effective date of the Plan, September 19, 1990.

    (g) "Eligible Employees" means those full-time key employees (including, without limitation, officers and directors who are also employees) of the Company or any division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business.

    (h) "Fair Market Value" means the closing price of the Stock or Depositary Shares, as applicable, on the composite tape on a particular date. If there are no Stock or Depositary Shares, as applicable, transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock or Depositary Shares, as applicable, transactions.

    (i) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

    (j) "Option" means a right to purchase Stock at a stated price for a specified period of time. All Options granted under the Plan shall be Options which are not "incentive stock options" as described in Section 422A of the Internal Revenue Code.

    (k) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

    (l) "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive one or more Options under the Plan.






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    (m) "Stock" means the $1.25 par value Common Stock of the Company.

    2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                    SECTION 3

                               PLAN ADMINISTRATION

The Plan shall also be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, determine the Options to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder and the time at which such Options are to be granted, fix the Option Price, and establish such other terms and requirements as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Options granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determination, interpretations and other actions of the committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                                    SECTION 4

                            STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. Two Million Fifty Thousand (2,050,000) shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, such shareholder approval is required. Shares of Stock which may be issued upon exercise of Options shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option which expires or for any reason is terminated unexercised, and any shares of Stock that for any other reason are not issued to an Eligible Employee or are forfeited shall automatically become available for use under the Plan.

4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid in nonassessable at the time of such occurrence: (i) the shares of Stock as to which Options may be granted under the Plan; and (ii) the shares of the Stock then included in each outstanding Option granted hereunder.

4.4 Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Participant then holding an Option for the particular type of Stock for which the dividend or other distribution was made, upon exercise thereof. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this Section are not delivered to a Participant because an Option is not exercised, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

4.5 Other Changes in Stock. In the event there shall be any change, other than as specified in Sections 4.3 and 4.4, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to outstanding Options or which have been reserved for issuance pursuant to the Plan but are





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

not then subject to an Option, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option that involves the particular type of stock for which a change was effected.

4.6 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares then under Option to any Participant of the particular class of Stock involved the Stock or other securities which the Participant would have been entitled to subscribe for if immediately prior to such grant the Participant had exercised his entire Option. If, upon exercise of any such Option, the Participant subscribes for the additional shares of other securities, the Option Price shall be increased by the amount of the price that is payable by the Participant for such Stock or other securities.

4.7 General Adjustment Rules. No adjustment or substitution provided for in this
Section 4 shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the total Option Price for the shares of Stock then subject to the Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.

4.8 Determination by the Committee, Etc. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                    SECTION 5

                          REORGANIZATION OR LIQUIDATION

In the event that the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 20% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy
Code) or liquidation of the Company, and if the provisions of Section 9 do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Options either
(i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate





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stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Participants holding such Options as a result of such substitution, and the excess of the aggregate Fair Market Value of the shares subject to the Options immediately after such substitution over the Option Price thereof is not more than the excess of the aggregate Fair Market Value of the shares subject to such Options immediately before such substitution over the Option Price thereof, or (ii) upon written notice to the Participants, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated. In the latter event, the Committee shall accelerate the vesting dates of outstanding Options so that all Options become fully vested and exercisable prior to any such event.

                                    SECTION 6

                                  PARTICIPATION

Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Options; provided, however, that the grant of each such Option shall be separately approved by the Committee, and receipt of one such Option shall not result in automatic receipt of any other Option. Upon determination by the Committee that an Option is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Options shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                    SECTION 7

                                  STOCK OPTIONS

7.1 Grant of Stock Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. In no event shall the exercise of one Option affect the right to exercise any other Option or affect the number





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


of shares of Stock for which any other Option may be exercised, except as provided in subsection 7.2(j).

7.2 Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the "Option Holder"), and which shall contain the following terms and conditions, as well as such other terms and conditions, not inconsistent therewith, as the Committee may consider appropriate in each case.

    (a) Number of Shares. Each stock option agreement shall state that it covers a specified number of shares of the Stock, as determined by the Committee.

    (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the stock option agreement, but in no event shall the price be less than the Fair Market Value of the Stock on the date the Option is granted.

    (c) Duration of Options; Employment Required For Exercise. Each stock option agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date an Option is granted. Except as otherwise provided in Sections 5 and 8 and subsection 7.2(d)(iv) hereof, each Option granted under the Plan shall become exercisable in increments such that 25% of the Option will become exercisable on each of the four subsequent one-year anniversaries of the date the Option is granted, but each such additional 25% increment shall become exercisable only if the Option Holder has been continuously employed by the Company from the date the Option is granted through the date on which each such additional 25% increment becomes exercisable.

    (d) Termination of Employment, Death, Disability, Etc. Each stock option agreement shall provide as follows with respect to the exercise of the Option upon termination of the employment or the death of the Option Holder:

         (i) If the employment of the Option Holder is terminated within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures, provided that the effect of this subsection 7.2(d) (i) shall be limited to determining the consequences of a termination and that nothing in this subsection 7.2(d) (i) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.






                                      -7-
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         (ii) If the Option Holder retires from employment by the Company or its affiliates on or after attaining age 65, the Option may be exercised by the Option Holder within 36 months following his or her retirement (provided that such exercise must occur within the Option Period), but not thereafter. In the event of the Option Holder's death during such 36-month period, each Option may be exercised by those entitled to do so in the manner referred to in (iv) below. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's retirement.

         (iii) If the Option Holder becomes disabled (as determined pursuant to the Company's Long-Term Disability Plan), during the Option Period while still employed, or within the three-month period referred to in (v) below, or within the 36-month period referred to in (ii) above, the Option may be exercised by the Option Holder or by his or her guardian or legal representative, within twelve months following the Option Holder's disability, or within the 36-month period referred to in (ii) if applicable and if longer (provided that such exercise must occur within the Option Period), but not thereafter. In the event of the Option Holder's death during such twelve-month period, each Option may be exercised by those entitled to do so in the manner referred to in (iv) below. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's disability.

         (iv) In the event of the Option Holder's death while still employed by the Company, each Option of the deceased Option Holder may be exercised by those entitled to do so under the Option Holder's will or under the laws of descent and distribution within twelve months following the Option Holder's death (provided that in any event such exercise must occur within the Option Period), but not thereafter, as to all shares of Stock which are subject to such Option, including each 25% increment of the Option, if any, which has not yet become exercisable at the time of the Option Holder's death. In the event of the Option Holder's death within the 36-month period referred to in (ii) above or within the twelve-month period referred to in (iii) above, each Option of the deceased Option Holder that is exercisable at the time of death may be exercised by those entitled to do so under the Option Holder's will or under the laws of descent and distribution within twelve months following the Option Holder's death or within the 36-month period referred to in (ii), if applicable and if longer (provided that in any event such exercise must occur within the Option Period). The provisions of this paragraph (iv) of subsection 7.2(d) shall be applicable to each Stock Option Agreement as if set forth therein word for word. Each Stock Option Agreement executed by the Company prior to the adoption of this provision shall be deemed amended to include the provisions of this paragraph and all Options granted pursuant to such Stock Option Agreements shall be exercisable as provided herein.





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

         (v) If the employment of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than cause, retirement on or after attaining age 65, disability or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of employment.

         (e) Transferability. Each stock option agreement shall provide that the Option granted therein is not transferable by the Option Holder except by will or pursuant to the laws of descent and distribution, and that such Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative.

         (f) Agreement to Continue in Employment. Each stock option agreement shall contain the Option Holder's agreement to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least one year after the date of such stock option agreement, at the salary rate in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company.

   (g) Exercise, Payments, Etc.


         (i) Each stock option agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company of written notice specifying the number of shares with respect to which such Option is exercised and payment of the Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) which is being exercised and the number of shares with respect to which the Option is being exercised. The exercise of the Stock Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. If requested by the Company, such notice shall contain the Option Holder's representation that he or she is purchasing the Stock for investment purposes only and his or her agreement not to sell any stock so purchased in any manner that is in violation of the Securities Act of 1933, as amended, or any applicable state law. Such restriction, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (iii) below.





                                      -9-
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         (ii) Except as referenced below in connection with the Deferred
Delivery Plan, the shares of Stock to which the Participant is entitled as a result of the exercise of the Option shall be issued by the Company and (A) delivered by electronic means to an account designated by the Participant, or
(B) delivered to the Participant in the form of a properly executed certificate or certificates representing such shares of Stock. If Shares of Stock and/or Depositary Shares are used to pay all or part of the Option Price, the Company shall issue and deliver to the Participant the additional shares of Stock, in excess of the Option Price or portion thereof paid using shares of Stock or Depositary Shares, to which the Participant is entitled as a result of the Option exercise. If the Participant exercising an Option (x) is eligible for participation in the Deferred Delivery Plan, (y) pays the Option Price pursuant to (iii)(C) or (D) below, and (z) has made an irrevocable election at least six months prior to the Exercise Date as required under the Deferred Delivery Plan, the income resulting from the Option exercise shall be deferred into the Participant's Deferred Delivery Plan account and no additional shares of Stock shall be delivered to the Participant

         (iii) the exercise price shall be paid by any of the following methods or any combination of the following methods:

              (A) in cash, including the wire transfer of funds to one of the Company's bank accounts located in the United States, with such bank account to be designated from time to time by the Company;

              (B) by certified or cashier's check payable to the order of the Company;

              (C) by delivery to the Company of certificates representing a number of shares of Stock then owned by the Participant, the Fair Market Value (as of the Exercise Date) of which is not greater than the Option Price of the Option being exercised, properly endorsed for transfer to the Company; provided however, that the shares of Stock used for this purpose must have been owned by the Participant for a period of at least six months;

              (D) by certification or attestation to the Company of the Participant's ownership as of the Exercise Date of the number of (1) shares of Stock and/or (2) Depositary Shares, the Fair Market Value (as of the Exercise
Date) of which is not greater than the Option Price of the Option being exercised; provided however, that the shares of Stock and/or Depositary Shares used for this purpose must have been owned by the Participant for a period of at least six months.

              (E) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to promptly deliver to the

Company, by wire transfer or check as noted in (A) and (B) above, the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price.

    (h) Date of Grant. An option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

    (i)Tax Withholding. Each Stock Option Agreement shall provide that, upon exercise of the Option, the Participant shall make appropriate arrangements with the Company to provide for the amount of tax withholding required by Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state and local income tax laws including, as provided in Section 13 hereof, payment of such taxes (A) through delivery of shares of Stock, (B) by certification or attestation of shares of Stock or Depositary Shares, or (C) by withholding shares of Stock otherwise issuable upon exercise of the Option.

    (j) Adjustment of Options. Subject to the provisions of Sections 4, 5, 7, 8 and 12, the Committee may make any adjustment in the number of shares covered by, or the terms of an outstanding Option and a subsequent granting of an Option, by amendment or by substitution of an outstanding Option; however, except as provided in Sections 4, 5, 8 and 12 hereof, the Committee may not adjust the exercise price of any outstanding Option. Such amendment or substitution may result in terms and conditions (including the number of shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option. The Committee may not, however, adversely affect the rights of any Participant to previously granted Options without the consent of such Participant. If such action is effected by amendment, the effective date of such amendment will be the date of the original grant.

7.3 Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Section 4.








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                                    SECTION 8

                                CHANGE IN CONTROL

8.1 In General. In the event of a change in control of the Company as defined in
Section 8.3, then the Committee may, in its sole discretion, without obtaining shareholder approval, to the extent permitted in Section 12, take any or all of the following actions: (a) accelerate the exercise dates of any outstanding Options or make all such Options fully vested and exercisable; (b) grant a cash bonus award to any Option Holder in an amount necessary to pay the exercise price of all or any portion of the Options then held by such Option Holder; (c) pay cash to any or all Option Holders in exchange for the cancellation of their outstanding Options in an amount equal to the difference between the exercise price of such Options and the greater of the tender offer price for the underlying Stock or the Fair Market Value of the Stock on the date of the cancellation of the Options; and (d) make any other adjustments or amendments to the outstanding Options.

8.2 Limitation on Payments. If the provisions of this Section 8 would result in the receipt by any Participant of a payment within the meaning of Section 280G of the Internal Revenue Code and the regulations promulgated thereunder and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 of the Internal Revenue Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.

8.3 Definition. For purposes of the Plan, a "change in control" shall mean any of the events specified in the Company's Income Continuance Plan which constitute a change in control within the meaning of that Plan.

                                    SECTION 9

                        RIGHTS OF EMPLOYEES, PARTICIPANTS

9.1 Employment. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option. Whether an authorized leave of





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

absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

9.2 Nontransferability. No right or interest of any Participant in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options shall, to the extent provided in Section 7, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

                                   SECTION 10

                              GENERAL RESTRICTIONS

10.1 Investment Representations. The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

10.2 Compliance with Securities Laws. Each Option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

                                   SECTION 11

                             OTHER EMPLOYEE BENEFITS

The amount of any income deemed to be received by a Participant as a result of the exercise of an Option shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                   SECTION 12

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Options theretofore granted under the Plan, without the consent of the Participant holding such Options.

                                   SECTION 13

                                   WITHHOLDING

13.1 Withholding Requirement. The Company's obligations to deliver shares of Stock upon the exercise of an Option, or to defer income resulting from an Option exercise into the Deferred Delivery Plan, shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

13.2 Satisfaction of Required Withholding. At the time the Committee grants an Option, it may, in its sole discretion, grant the Participant an election to pay all such amounts of required tax withholding, or any part thereof:

    (a) by the delivery to the Company of a number of shares of Stock then owned by the Participant, the Fair Market Value (as of the Exercise Date) of which is not greater than the amount required to be withheld, provided that such shares have been held by the Participant for a period of at least six months;

    (b) by certification or attestation to the Company of the Participant's ownership as of the Exercise Date of a number of shares of Stock and/or Depositary Shares, the Fair Market Value (as of the Exercise Date) of which is not greater than the amount required to be withheld, provided that such shares of Stock and/or Depositary Shares have been owned by the Participant for a period of at least six months; or

    (c) by the Company withholding from the shares of Stock otherwise issuable to the Participant upon exercise of the Option, a number of shares of Stock, the Fair Market Value (as of the Exercise Date) of which is not greater than the amount required to be withheld. Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

    (i) all elections shall be made on or prior to the Exercise Date; and

   (ii) all elections shall be irrevocable.

13.3 Excess Withholding. At the time the Committee grants an Option, it may, in its sole discretion, grant the Participant an election to pay additional or excess amounts of tax withholding, beyond the required amounts and up to the Participant's marginal tax rate:

    (a) by delivery to the Company of a number of Shares of Stock then owned by the Participant, the Fair Market Value (as of the Exercise Date) of which is not greater than such excess withholding amount, provided that such shares of Stock have been owned by the Participant for a period of at least six month; or

    (b) by certification or attestation to the Company of the Participant's ownership as of the Exercise Date of a number of shares of Stock and/or Depositary Shares, the Fair Market Value (as of the Exercise Date) of which is not greater than such excess withholding amount, provided that such shares of Stock and/or Depositary Shares have been owned by the Participant for a period of at least six months.

13.4 Section 16 Requirements. If the Participant is an officer or director of the Company within the meaning of Section 16 or any successor section(s) of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such
Section 16 and any applicable rules and regulations thereunder with respect to the use of shares of Stock and/or Depositary Shares to satisfy such tax withholding obligation.

                                   SECTION 14

                               REQUIREMENTS OF LAW

14.1 Requirements of Law. The issuance of stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

14.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16, Options granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Option for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant which describes the Option.

14.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

                                   SECTION 15

                              DURATION OF THE PLAN

The Plan shall terminate at such time as may be determined by the Board of Directors, and no Option shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on September 18, 1995. Options outstanding at the time of the Plan termination may continue to be exercised in accordance with their terms.



Dated:  February 10, 2000

                                            APACHE CORPORATION

ATTEST:

/s/ Cheri L. Peper                          By: /s/ Daniel L. Schaeffer
--------------------                           --------------------------------
Cheri L. Peper                                 Daniel L. Schaeffer
Corporate Secretary                            Vice President








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